EXHIBIT 32.2

Certification of Gerald M. Chaney Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report of Polo Ralph Lauren Corporation (the “Company”) on Form 10-K for the period ended April 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald M. Chaney, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GERALD M. CHANEY

Gerald M. Chaney

June 4, 2004

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Polo Ralph Lauren Corporation and will be retained by Polo Ralph Lauren Corporation and furnished to the Securities and Exchange Commission or its staff upon request.